SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 of 15(d) of the
                        Securities Exchange Act of 1934


                               April 19, 2007
                 Date of Report (date of earliest event reported)


                               CET SERVICES, INC.
               Exact name of Registrant as Specified in its Charter

          California               1-13852                 33-0285964
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation             Number                     Number

                 12503 E. Euclid Dr. #30, Centennial, CO 80111
            Address of Principal Executive Offices, Including Zip Code

                                (720) 875-9115
                Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

     On April 19, 2007, CET Services, Inc. (the "Company") received a written notice from the American Stock Exchange (the "AMEX") advising the Company that the Company that it intends to file a delisting application with the Securities and Exchange Commission to remove CET's common stock from the exchange, because the Company is not in compliance with the continued listing standards outlined in Section 1003(a)(ii) of the AMEX Company Guide in that the Company had stockholders' equity of less than $4,000,000 and losses from continuing operations and/or net losses in three out of its four most recent fiscal years. According to its letter, following a review of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006, the AMEX staff concluded that the Company has not made progress consistent with a plan of compliance submitted in response to a prior notice from AMEX in October 2005, and therefore has not demonstrated an ability to regain compliance with
Section 1003(a)(ii) by May 1, 2007 as required by the AMEX in connection with its acceptance of the plan. In addition, the AMEX staff also stated that the Company has fallen out of compliance with certain additional continued listing standards. In particular, the AMEX staff stated that the Company is not in compliance with Section 1003(a)(iii) of the AMEX Company Guide in that it has shareholders' equity of less than $6 million and losses from continuing operations and net losses in its five most recent fiscal years.

     The AMEX staff also stated that based on its review of the preliminary proxy statement filed in connection with the proposed merger with Zoi interactive Technologies, Inc., CET will not satisfy the AMEX initial listing requirements at the time of closing of the merger and will not be eligible for continued listing on the AMEX. This determination was based on the failure to satisfy requirements relating to the minimum market price per share, minimum market capitalization and minimum assets and revenues.

     CET has a limited right to appeal the determination by the AMEX staff. If CET desires to appeal the determination it is required to submit a request for a hearing before a Listing Qualifications Panel with the AMEX by April 26, 2007. The Company has not yet decided whether it will appeal the determination.

     The Company issued a press release dated April 20, 2007 concerning the notification from the AMEX. A copy of the press release is filed herewith as
Exhibit 99.1

     CET has filed a preliminary proxy statement in connection with the merger agreement with Zoi Interactive Technologies, Inc. Investors and stockholders are urged to read the proxy statement when it becomes available because it will contain important information about the transaction. Investors and security holders may obtain free copies of the proxy statement and other relevant documents (when they become available) and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission's web site at www.sec.gov.



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     CET and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CET in connection with the merger. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the preliminary proxy statement of CET as described above. Additional information regarding the directors and executive officers of CET is also included in CET's Annual Report on Form 10-KSB for the year ended December 31, 2006, filed with the Securities and Exchange Commission on March 9, 2007. This document is available free of charge at the Securities and Exchange Commission's web site at www.sec.gov and from CET by contacting Dale Bleck at CET at 720-875-3377 or dbleck@cetenv.com.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1    Press Release dated April 20, 2007.













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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CET SERVICES, Inc.
                                   (Registrant)



Date: April 20, 2007              By: /s/ Dale W. Bleck
                                      Dale W. Bleck,
                                      Chief Financial Officer

















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                                EXHIBIT INDEX


Exhibit No.   Description

   99.1       Press Release dated February 20, 2007.